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                                                                 Exhibit (d)(10)

                                 NORTHERN FUNDS



               ADDENDUM NO. 8 TO THE INVESTMENT ADVISORY AGREEMENT
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                  This Addendum, dated as of the ____ day of _____, 1999, is entered into between NORTHERN FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY (the "Investment Adviser"), an Illinois state bank.

                  WHEREAS, the Trust and the Investment Adviser have entered into an Investment Advisory and Ancillary Services Agreement dated as of April 1, 1994 as amended by Addendum No. 1 dated November 29, 1994, by Addendum No. 2 dated March 29, 1996, by Addendum No. 3 dated August 7, 1996, by Addendum No. 4 dated March 24, 1997, by Addendum No. 5 dated February 12, 1997, by Addendum No. 6 dated November 18, 1997 and by Addendum No. 7 dated December 21, 1998 (the "Advisory Agreement") pursuant to which the Trust has appointed the Investment Adviser to act as investment adviser to the Trust for the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, International Fixed Income Fund, Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Fund, International Growth Equity Fund, International Select Equity Fund, Technology Fund, Stock Index Fund, Short-Intermediate U.S. Government Fund, California Intermediate Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Florida Intermediate Tax-Exempt Fund, Small Cap Index Fund, Mid Cap Growth Fund, High Yield Municipal Fund and the High Yield Fixed Income Fund; and

                  WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Trust establishes one or more additional investment portfolios with respect to which it desires to retain the Investment Adviser to act as investment adviser under the Advisory Agreement, the Trust shall so notify the Investment Adviser in writing and if the Investment Adviser is willing to render such services it shall notify the Trust in writing, and the compensation to be paid to the Investment Adviser shall be that which is agreed to in writing by the Trust and the Investment Adviser; and

                  WHEREAS, pursuant to Section 1(b) of the Advisory Agreement, the Trust has notified the Investment Adviser that it is establishing the Tax-Exempt Money Market and the Small Cap Growth Funds (the "Funds"), and that it desires to retain the Investment Adviser to act as the investment adviser for the Funds, and the Investment Adviser has notified the Trust that it is willing to serve as investment adviser for the Funds;
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         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


                  1. Appointment. The Trust hereby appoints the Investment
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Adviser to act as investment adviser to the Trust for the Funds in accordance with the terms set forth in the Advisory Agreement. The Investment Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

                  2. Compensation. For the services provided and the expenses
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assumed pursuant to the Advisory Agreement regarding each Fund, the Trust will pay the Investment Adviser, and the Investment Adviser will accept as full
compensation therefor from the Trust, a fee at the annual rate of      % of each
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Fund's average net assets.

                  3. Capitalized Terms. From and after the date hereof, the term
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"Current Funds" as used in the Advisory Agreement shall be deemed to include the
Funds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

                  4. Miscellaneous. The initial term of the Advisory Agreement
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with respect to the Funds shall continue, unless sooner terminated in accordance with the Advisory Agreement, until March 31, 2000. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.


                  All signatures need not appear on the same copy of this Addendum.

                  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                        NORTHERN FUNDS



Attest:                                 By:
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                                        Title:
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                                        THE NORTHERN TRUST COMPANY


Attest:                                 By:
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                                        Title:
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